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Exhibit 99.    Additional Exhibits

          99.1    Form 11-K Annual Report of The Rouse Company Savings Plan for the year ended December 31, 2002

          99.2    Factors affecting future operating results

          99.3    Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley
                      Act of 2002

Exhibit 99.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 11-K

☒
ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 for the fiscal year ended December 31, 2002 or

☐
TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 for the transition period from                  to

Commission File Number 0-1743

A.
Full title of the plan and address of the plan:

  The Rouse Company Savings Plan
  c/o Human Resources Division
  The Rouse Company Building
  10275 Little Patuxent Parkway
  Columbia, Maryland 21044

B.
Name of issuer of the securities held pursuant to the plan and the address of its principal executive offices:

  The Rouse Company
  The Rouse Company Building
  10275 Little Patuxent Parkway
  Columbia, Maryland 21044

REQUIRED INFORMATION

        Since The Rouse Company Savings Plan (the "Plan") is subject to the Employee Retirement Income Security Act of 1974, the Plan financial statements for the fiscal year ended December 31, 2002 will be filed on or before June 30, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

THE ROUSE COMPANY SAVINGS PLAN
Date:	March 26, 2003	By	/s/ KATHLEEN M. HART Kathleen M. Hart, Administrator
and
Date:	March 26, 2003	By	/s/ PATRICIA H. DAYTON Patricia H. Dayton, Trustee

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  Exhibit 99.1
FORM 11-K